Registration No. 333-_________
As filed with the Securities and Exchange Commission on July 23, 2003.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SPECTRALINK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	84-1141188

(State or other juris- diction of incorporation or organization)	(I.R.S. Employer Identification No.)

5755 Central Avenue
Boulder, Colorado 80301
(303) 440-5330
(Address, including zip code of Principal Executive Offices)

SPECTRALINK CORPORATION 2000 STOCK OPTION PLAN
(Full Title of the Plan)

Mr. Bruce M. Holland, President
SpectraLink Corporation
5755 Central Avenue
Boulder, Colorado 80301
(303) 440-5330
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Mark A. Leahy, Esq.
Fenwick & West LLP
Silicon Valley Center
801 California Street
Mountain View, California 94041
(650) 988-8500

CALCULATION OF REGISTRATION FEE

Title of each class		Proposed maximum	Proposed maximum	Amount of
of securities to be	Amount to be	offering price per	aggregate offering	registration
registered	registered	share	price	fee

Common Stock, .01 par value per share	950,000 shares(1)	$15.35 (2)	$14,582,500	$1,179.72

TOTAL	950,000 shares			$1,179.72

(1)	Represents 950,000 shares automatically reserved for issuance upon the exercise of stock options that may be granted under the Registrant’s 2000 Stock Option Plan.

(2)	Estimated solely for the purpose of calculating the Registration Fee in accordance with Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low sales prices of the Registrant’s common stock reported on the Nasdaq National Market on July 22, 2003.

PART II
ITEM 5. Interests of Named Experts and Counsel.
Item 8. Exhibits.
SIGNATURES
Exhibit Index
EX-5.1 Opinion/Consent of Fenwich & West LLP
EX-23.1 Consent of KPMG LLP

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 registers 950,000 additional shares of common stock automatically reserved for issuance under the Registrant’s 2000 Stock Option Plan, pursuant to the terms of the plan. This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s earlier Registration Statement on Form S-8 as filed with the Securities and Exchange Commission on April 27, 2001 (Registration No. 333-59666).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5. Interests of Named Experts and Counsel.

     [Not applicable.]

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

4.1	Certificate of Incorporation — Incorporated by reference from the Registrant’s Registration Statement on Form SB-2 (Registration Number 333-2696-D)

4.2	Bylaws of the Registrant — Incorporated by reference from the Registrant’s Registration Statement on Form SB-2 (Registration Number 333-2696-D)

4.3	Specimen Common Stock Certificate — Incorporated by reference from the Registrant’s Registration Statement on Form SB-2 (Registration Number 333-2696-D)

5.1	Opinion of Fenwick & West LLP regarding the legality of the Common Stock being registered.*

10.1	SpectraLink Corporation 2000 Stock Option Plan — Incorporated by reference from the Registrant’s Definitive Proxy Statement for its Annual Meeting of Shareholders held on May 24, 2000 (Filed on EDGAR — Form Type DEF 14A — March 30, 2000 — Accession Number 0000950134-00-002762)

23.1	Consent of KPMG LLP *

23.3	Consent of Fenwick & West LLP (included in the opinion filed as Exhibit 5.1).*

*	Filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado on July 23, 2003.

SPECTRALINK CORPORATION

By:	/s/ Bruce M. Holland

Bruce M. Holland, President and Chief Executive Officer

Power of Attorney

     The undersigned directors and/or officers of the Registrant, by virtue of their signatures to this Registration Statement appearing below, hereby constitute and appoint Bruce M. Holland or Nancy K. Hamilton, or either of them, with full power of substitution, as attorney-in-fact in their names, places and steads to execute any and all amendments to this Registration Statement in the capacities set forth opposite their names and hereby ratify all that said attorneys-in-fact may do by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Bruce M. Holland Bruce M. Holland	President, Chief Executive Officer and Director (Principal Executive Officer)	July 23, 2003

/s/ Nancy K. Hamilton Nancy K. Hamilton	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 23, 2003

/s/ Carl D. Carman Carl D. Carman	Director	July 23, 2003

Anthony V. Carollo, Jr.	Director

/s/ Burton J. McMurtry Burton J. McMurtry	Director	July 23, 2003

Exhibit Index

     The following Exhibits are filed with this Registration Statement on Form S-8:

5.1	Opinion of Fenwick & West LLP regarding the legality of the Common Stock being registered.

23.1	Consent of KPMG LLP.

23.3	Consent of Fenwick & West LLP (included in the opinion filed as Exhibit 5.1).

     The other Exhibits listed under Item 8 are incorporated by reference as described above.